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                                                                    EXHIBIT 12.1

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                        FISCAL YEAR ENDED MARCH 31,
RATIO OF EARNINGS TO FIXED CHARGES           ------------------------------------------------------
INCLUDING INTEREST ON DEPOSITS                  2008       2007      2006(1)     2005(1)    2004
                                             ----------  --------  ---------  ---------  ----------
                                                IFRS       IFRS       IFRS       IFRS    Irish GAAP
                                              (euro)m    (euro)m    (euro)m    (euro)m    (euro)m
FIXED CHARGES
   Interest expense                            7,134      5,380      3,647      2,332      1,887
   Rental expense                                 23         20         17         18         16
                                               -----      -----      -----      -----      -----
Total fixed charges                            7,157      5,400      3,664      2,350      1,903
                                               -----      -----      -----      -----      -----
EARNINGS
Income before tax and Minority interest        1,933      1,958      1,524      1,247      1,170
Less Unremitted pre tax income/loss of
     associated undertakings and joint
     ventures                                     66         63         63         46         29
                                               -----      -----      -----      -----      -----
Total earnings                                 1,999      2,021      1,587      1,293      1,199
                                               -----      -----      -----      -----      -----

Fixed charges                                  7,157      5,400      3,664      2,350      1,903
Earnings before fixed charges                  9,156      7,421      5,251      3,643      3,102

Ratio of earnings to fixed charges             1.279      1.374      1.433      1.550      1.630



                                                         FISCAL YEAR ENDED MARCH 31,
RATIO OF EARNINGS TO FIXED CHARGES           -----------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS                  2008       2007      2006(1)     2005(1)    2004
                                             ---------- ---------- ---------  ---------  ---------
                                                IFRS       IFRS       IFRS       IFRS    Irish GAAP
                                              (euro)m    (euro)m    (euro)m    (euro)m    (euro)m
FIXED CHARGES
   Interest expense                            7,134      5,380      3,647      2,332      1,887
     Exclude interest on deposits              3,648      3,075      2,297      1,574      1,472
   Rental expense                                 23         20         17         18         16
                                               -----      -----      -----      -----      -----
Total fixed charges                            3,509      2,325      1,367        776        431
                                               -----      -----      -----      -----      -----
EARNINGS
Income before tax and Minority interest        1,933      1,958      1,524      1,247      1,170
Less Unremitted pre tax income/loss of
     associated undertakings and joint
     ventures                                     66         63         63         46         29
                                               -----      -----      -----      -----      -----
Total earnings                                 1,999      2,021      1,587      1,293      1,199
                                               -----      -----      -----      -----      -----

Fixed charges                                  3,509      2,325      1,367        776        431
Earnings before fixed charges                  5,508      4,346      2,954      2,069      1,630

Ratio of earnings to fixed charges             1.570      1.869      2.161      2.666      3.782

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(1) The financial statements for the years ended March 31, 2006 and March 31,
2005 were restated to reflect a change in the method of assessing materiality that was made during the year ended March 31, 2007.